Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of April 26, 2021 (the “Effective Date”), to the Indenture referred to below, among Ovintiv Exploration Inc. (formerly Newfield Exploration Company), a Delaware corporation, as issuer (the “Original Issuer”), Ovintiv Inc., a Delaware corporation, as existing guarantor (the “Parent Guarantor”) and successor issuer (the “Successor Issuer”), Ovintiv Canada ULC, an unlimited liability corporation existing under the laws of British Columbia, Canada, as existing guarantor (the “Affiliate Guarantor” and together with the Parent Guarantor, the “Guarantors”), and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association (formerly First Union National Bank)), a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Original Issuer has heretofore executed and delivered to the Trustee the senior indenture dated as of February 28, 2001 (the “Original Indenture”);

WHEREAS, the Original Issuer has heretofore executed and delivered to the Trustee the following supplemental indentures to the Original Indenture (as so supplemented, the “Indenture”) (A) providing for the establishment of the following series of securities (which constitute all of the issued and outstanding series of securities issued pursuant to the Original Indenture as of the date hereof): (i) the second supplemental indenture, dated as of September 30, 2011, providing for the issuance of 5 3/4% senior notes due 2022 (the “2022 Securities”), (ii) the third supplemental indenture, dated as of June 26, 2012, providing for the issuance of 5 5/8% senior notes due 2024 (the “2024 Securities”), and (iii) the fourth supplemental indenture, dated as of March 10, 2015, providing for the issuance of 5 3/8% senior notes due 2026 (the “2026 Securities” and together with the 2022 Securities and the 2024 Securities, the “Securities”), (B) the fifth supplemental indenture (the “Fifth Supplemental Indenture”), dated as of March 1, 2019, pursuant to which the Affiliate Guarantor agreed to fully and unconditionally guarantee (the “Affiliate Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities and (C) the sixth supplemental indenture (the “Sixth Supplemental Indenture”), dated as of January 27, 2020, pursuant to which the Parent Guarantor agreed to fully and unconditionally guarantee (the “Parent Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the Securities;

WHEREAS, the Original Issuer and the Successor Issuer will effect an internal corporate reorganization pursuant to which, on the Effective Date, among other things, the Original Issuer will merge with and into the Successor Issuer as contemplated by Section 801 of the Indenture (the “Merger”), with the Successor Issuer surviving the Merger;

WHEREAS, contemporaneously with the Merger, (i) pursuant to Section 801 of the Indenture, the Successor Issuer shall assume the Original Issuer’s obligation for the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed and (ii) pursuant to Section 802 of the Indenture, the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Original Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Company in the Indenture, and thereafter, the Original Issuer shall be relieved of all obligations and covenants under the Indenture and the Securities (the “Succession”);

WHEREAS, Section 901(1) of the Indenture provides that without the consent of any Holders, the Original Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto to evidence the succession of another Person to the Original Issuer and the assumption by any such successor of the covenants of the Original Issuer contained in the Indenture and in the Securities;

WHEREAS, the Original Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Merger and this Seventh Supplemental Indenture comply with Article Eight of the Indenture and that all conditions precedent in the Indenture provided for relating to the Merger and the Succession have been complied with; and

WHEREAS, pursuant to Section 901 of the Indenture, all conditions necessary to authorize the execution and delivery of this Seventh Supplemental Indenture and to make it a valid and binding obligation of the Original Issuer, the Successor Issuer and the Guarantors have been done or performed and the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Securities as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    ASSUMPTION OF OBLIGATIONS, SUCCESSION AND SUBSTITUTION, AND DISCHARGE. As of the Effective Date (i) the Successor Issuer shall assume the Original Issuer’s obligation for the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Original Issuer to be performed or observed; (ii) the Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Original Issuer under the Indenture with the same effect as if the Successor Issuer had been named as the Company in the Indenture; and (iii) the Original Issuer shall be relieved of all obligations and covenants under the Indenture and the Securities.

3.    EFFECT AND OPERATION OF THIS SEVENTH SUPPLEMENTAL INDENTURE. Except as modified and amended by this Seventh Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect. This Seventh Supplemental Indenture relates to each series of Securities. This Seventh Supplemental Indenture shall become effective immediately upon its execution and delivery.

4.    ACKNOWLEDGMENT OF THE GUARANTORS. The Affiliate Guarantor hereby acknowledges the Fifth Supplemental Indenture, and the Affiliate Guarantee provided thereunder, the Parent Guarantor hereby acknowledges the Sixth Supplemental Indenture, and the Parent Guarantee provided thereunder, and the Affiliate Guarantor and the Parent Guarantor each hereby acknowledges that the Guarantees are joint and several obligations of the Guarantors.

5.    GOVERNING LAW. THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.    COUNTERPARTS; EXECUTION. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Each party agrees that any electronic signature, whether digital or encrypted, of a party on the signature pages hereto shall have the same force and effect as a manual signature.

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.    SEVERABILITY. In case any provision in this Seventh Supplemental Indenture or in the Indenture as supplemented hereby shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Original Issuer, the Successor Issuer and the Guarantors.

10.    TRUST INDENTURE ACT. If and to the extent that any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision of this Seventh Supplemental Indenture or the Indenture that is required to be included by the TIA, the provision required by the TIA shall control.

11.    NO PERSONAL LIABILITY. No director, manager, officer, employee, incorporator, stockholder or shareholder of the Original Issuer, the Successor Issuer or the Guarantors, as such, shall have any liability for any of the obligations of the Original Issuer, the Successor Issuer or the Guarantors under the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities waives and releases all such liability.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

OVINTIV EXPLORATION INC., as Original Issuer

By:	/s/ Andrew L. Rogers
	Name:	Andrew L. Rogers
	Title:	Vice-President

[Signature Page to Seventh Supplemental Indenture]

OVINTIV CANADA ULC, as Affiliate Guarantor

By:	/s/ H. Jason Verhaest
	Name:	H. Jason Verhaest
	Title:	Vice-President, Finance

By:	/s/ Jeremy P. Frydman
	Name:	Jeremy P. Frydman
	Title:	Treasurer

[Signature Page to Seventh Supplemental Indenture]

OVINTIV INC., as Parent Guarantor and Successor Issuer

By:	/s/ Corey D. Code
	Name:	Corey D. Code
	Title:	Executive Vice-President & Chief Financial Officer

By:	/s/ Joanne L. Cox
	Name:	Joanne L. Cox
	Title:	Executive Vice-President, General Counsel & Corporate Secretary

[Signature Page to Seventh Supplemental Indenture]

U. S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
	Name:	Alejandro Hoyos
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]